UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 6, 2011

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and are therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 6, 2011, Urologix, Inc. (the “Company”) entered into a License Agreement dated as of September 6, 2011 (the “License Agreement”) with Medtronic, Inc. (“Medtronic”) and Medtronic’s wholly-owned subsidiary, Medtronic VidaMed, Inc. (“VidaMed”). A copy of the License Agreement is attached hereto as Exhibit 10.1.

Under the License Agreement, Medtronic and VidaMed granted the Company an exclusive worldwide license to the Prostiva® RF Therapy System in the field of the radio frequency treatment of the prostate, including the treatment of benign prostatic hyperplasia (BPH). In exchange for the license, the Company will pay Medtronic a license fee of $1.0 million, of which $500,000 was paid upon the execution of the License Agreement. The remaining $500,000, less the purchase price paid under the Asset Purchase Agreement and certain credits under the Transition Agreement, must be paid by the Company on September 6, 2012. The Asset Purchase Agreement and the Transition Agreement are described below. The Company will also pay Medtronic royalties on net sales of product, subject to minimum and maximum royalty amounts. Earned royalties are payable thirty days following the end of each contract year; minimum royalty amounts are payable ninety days following the end of each contract year. The Company is also obligated to pay a license maintenance fee of $65,000 on September 6, 2012 and annually thereafter. In addition, if total payments by the Company to Medtronic under the License Agreement (other than the license maintenance fee) and under the Asset Purchase Agreement (described below) reach an aggregate of $10 million, the Company will have no further payment obligations to Medtronic and will thereafter have a fully paid up, royalty-free and perpetual license for the term of the License Agreement. The term of the License Agreement is ten years or the earlier closing date of a purchase under the Acquisition Option Agreement described below. In addition, either party may terminate the License Agreement by written notice for breach after an opportunity to cure and the license will automatically terminate concurrently with certain terminations of the Transition Agreement (described below). Upon termination of the License Agreement, all rights to the Prostiva intellectual property will revert back to Medtronic and the Transition Agreement and Call Option Agreement will terminate. Further, upon termination of the License Agreement by Medtronic as a result of the Company’s breach or bankruptcy, Medtronic will have the right to repurchase the assets from the Company that the Company previously purchased under the Asset Purchase Agreement for the same purchase price previously paid by the Company. Medtronic and VidaMed also entered into sublicenses to grant the Company rights to certain intellectual property relating to the Prostiva treatment.

In connection with the execution of the License Agreement, Medtronic and Urologix entered into a Transition Services and Supply Agreement dated September 6, 2011 (the “Transition Agreement”), attached hereto as Exhibit 10.2. Under the Transition Agreement, Medtronic will provide the Company with transition services relating to manufacturing, sourcing, operations, compliance, quality, regulatory and other matters for an initial term ending one month after Medtronic completes certain regulatory work. The Company will pay Medtronic a fee of $30,000 per month beginning in October 2011 for these transition services and will continue paying this monthly fee until the earlier of the initial term of the Transition Agreement or the last of certain United States or European Union regulatory transfers. The parties also allocated responsibility for various other costs associated with the transition services.

Through the Transition Agreement, Medtronic appointed the Company as its exclusive U.S. distributor of the Prostiva treatment until such time as the Company has received the regulatory approvals necessary to allow the Company to sell the product in the U.S. Medtronic also agreed to continue to sell products through certain channels outside of the U.S. during a transition period. Following the transition period, the Company will be entitled to distribute products outside of the U.S. pursuant to the terms of a distribution agreement until the Company has received the necessary regulatory approvals, at which time the Company will be able to sell the products in those territories consistent with the regulatory approvals of those territories. Medtronic also consigned certain inventory to the Company and the Company is obligated to accept additional consignment inventory upon the expiration of transition periods.

Under the provisions of the Transition Agreement, the parties also agreed upon the handling of product warranty claims, agreed upon a transition plan for regulatory matters, and entered into a quality agreement. In addition, Medtronic assigned a supply agreement to the Company, will place orders with certain suppliers and sell those components to the Company at its cost, and will transfer certain other components to the Company.

The Transition Agreement will terminate on September 6, 2012, but if certain U.S. regulatory approvals have not been received during the twelve month period, the Transition Agreement will be extended for three months. Medtronic may terminate the Transition Agreement prior to the expiration of its term for an uncured breach by the Company. The Company may terminate the Transition Agreement prior to the expiration of its term in connection with excessive third party regulatory costs. In addition, if neither party elects to address certain regulatory challenges, either party may terminate the Transition Agreement and Medtronic must pay the Company $250,000. Upon termination by Medtronic for a regulatory challenge or by the Company, the Company will not have any further payment obligation for any minimum royalty, any license fee not then due and payable, or any obligation to purchase any assets under the Acquisition Option Agreement or the Asset Purchase Agreement, described below.

On September 6, 2011, the Company and Medtronic also entered into an Acquisition Option Agreement (the “Acquisition Option Agreement”), attached hereto as Exhibit 10.3. Under the Acquisition Option Agreement, the Company has the right to purchase and Medtronic has the right to require the Company to purchase the assets associated with the Prostiva treatment and the licenses and sublicenses granted by Medtronic and VidaMed. In the case of the Company’s exercise of its option to purchase, the purchase price will be $10 million less license fees and royalty amounts previously paid under the License Agreement and the purchase price paid under the Asset Purchase Agreement. In the case of Medtronic’s exercise of its option to require the Company to purchase, the purchase price will be the price stated by Medtronic in its exercise notice, provided that price is accepted by the Company in its sole discretion. The rights of the Company and Medtronic under the Acquisition Option Agreement may be exercised until the License Agreement expires or terminates or, if earlier, the date the other party’s notice of exercise is received in accordance with the Acquisition Option Agreement.

On September 6, 2011, the Company also entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Medtronic and VidaMed that is attached hereto as Exhibit 10.4. Pursuant to the Asset Purchase Agreement, Medtronic will sell to the Company certain tangible assets used in the Prostiva business for a purchase price of $147,000. The purchase price is payable the later of September 6, 2012 or at the closing of the Asset Purchase Agreement transactions, which will take place as soon as practicable after the date of certain U.S. regulatory approvals.

The foregoing summaries of the License Agreement, the Transition Agreement, the Acquisition Option Agreement and the Asset Purchase Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the respective agreements which are attached hereto as exhibits.

On September 6, 2011, the Company issued a press release announcing the license from Medtronic and VidaMed.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial Statements of Business Acquired

(b)          Pro Forma Financial Information

The financial statements and pro forma information required pursuant to Item 9.01 of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d)          Exhibits

Exhibit No.	Description
10.1	License Agreement dated as of September 6, 2011 by and among Medtronic, Inc., Medtronic VidaMed, Inc., and Urologix, Inc. **

10.2	Transition Services and Supply Agreement dated as of September 6, 2011 by and among Medtronic, Inc. and Urologix, Inc. **

10.3	Acquisition Option Agreement dated as of September 6, 2011 by and among Medtronic VidaMed, Inc., Medtronic, Inc., and Urologix, Inc.

10.4	Asset Purchase Agreement dated as of September 6, 2011 by and among Medtronic VidaMed, Inc., Medtronic, Inc., and Urologix, Inc.

99.1	Press Release by Urologix, Inc. issued September 6, 2011

**Certain portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2. Spaces corresponding to the deleted portions are represented by brackets with asterisks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr. Chief Executive Officer

Date: September 9, 2011